Date:             October 9, 2003                                                                            EXHIBIT  99

Subject:          Baldor Electric Company
                  3rd Qtr and YTD 2003 Results and Discussion

Page:             1 of 2

Fort Smith,  Arkansas - Baldor Electric Company  (NYSE:BEZ)  markets,  designs,  and manufactures  electric motors, drives,  and  generators  and is based in Fort Smith,  Arkansas.  Today Baldor  announced  the results of the third quarter and first nine months of 2003.
                                               3rd Quarter                                      Year
                                           2003            2002                         2003            2002
                                     ---------------------------------            ---------------------------------
                                              13 weeks ended             %                 39 weeks ended             %
(in thousands except per share data)   Sep 27 2003     Sep 28 2002     Change       Sep 27 2003     Sep 28 2002     Change
                                     -------------------------------------------  -------------------------------------------

Net Sales                                 $ 138,980       $ 134,890   +   3%          $ 414,893       $ 413,575        0%
Cost of Sales                               102,154          98,758                      302,927         298,917
                                     ---------------------------------            ---------------------------------
Gross Profit                                 36,826          36,132   +   2%            111,966         114,658     -  2%
SG&A                                         25,769          26,309                       78,328          80,657
                                     ---------------------------------            ---------------------------------
Operating Profit                             11,057           9,823    + 13%             33,638          34,001     -  1%
Other (Income) Expense                           95             452                          711           1,765
Profit Sharing                                1,335           1,161                        3,992           3,991
                                     ---------------------------------            ---------------------------------
Earnings Before Income Taxes                  9,627           8,210    + 17%             28,935          28,245      + 2%
Income Taxes                                  3,562           3,038                       10,706          10,451
                                     ---------------------------------            ---------------------------------
Net Earnings                            $     6,065     $     5,172    + 17%         $   18,229      $   17,794      + 2%
                                     =================================            =================================

Earnings Per Share - Diluted                  $0.182         $0.149    + 22%             $0.54           $0.51       + 6%
Dividends Per Share                           $0.13          $0.13        0%             $0.39           $0.39         0%

Average Shares Outstanding                   33,251          34,652   -   4%             33,451          34,657     -  3%

John McFarland,  President and CEO,  remarked on the Company's  results.  "Third quarter sales increased 3% and net earnings  increased 17% over 2002 levels while earnings per share increased 22% to $0.182 from $0.149,  due in part to share  repurchases.  For the year,  sales are up slightly,  with  earnings  increasing 2% and earnings per share increasing  6% to $0.54 from  $0.51.  Our cash flow from  operations  was a record $50  million  for the first nine months."

R. S.  Boreham,  Jr.,  Chairman,  added,  "For  many  years we have  focused  on doing  the  right  things  for our customers,  employees,  and  shareholders,  regardless  of the pace of the economy.  We believe that our  continued
strategy of introducing new products,  increasing our customer base,  maintaining our workforce,  and strengthening our balance sheet positions us well for future growth."

                        Balance Sheet Summary
   (in thousands)                               2003           2002
                                        ------------------------------
                                        ------------------------------
                                          Sep 27 2003   Sep 28 2002
                                        ------------------------------
                                        ------------------------------
Cash & Marketable Securities                $   44,801    $    45,172
Receivables                                     89,901         92,953
Inventories                                    111,973        114,303
Working Capital                                180,540        198,073
Long-Term Debt                                 104,468        105,287
Shareholders' Equity                           256,702        270,479

Cash Flow from Operations (YTD)             $   49,961     $   38,010

                            Operating Margins
             ----------------------------------------------------

                Q3 `02    Q4 `02   Q1 `03    Q2 `03    Q3 `03
               --------- --------- -------- --------- ---------

Sales            $135      $136     $137      $139      $139
(in millions)
                 7.3%      8.3%     8.4%      8.0%      8.0%

                                               (continued on page 2)

Date:             October 9, 2003

Subject:          Baldor Electric Company
                  3rd Quarter and YTD 2003 Results and Discussion

Page:             2 of 2

        YTD Cash Flow from Operations

               2000    2001    2002    2003
-------------- ------- ------- ------- --------
-------------- ------- ------- ------- --------

$ millions      $34     $30     $38      $50

We  have  prepared  answers  to a list  of  questions
often asked by shareholders.

Q ...What industries showed growth this quarter?

The  strongest  sales   increases   occurred  in  the
equipment rental business,  oilfield machinery,  farm
machinery,  and  material  handling.  We also believe
that  some   distributors   have   begun  to  rebuild
inventory.

Q ...  What  are  some  of the  improvements  you are
       seeing in your balance sheet?

We continued to  strengthen  our balance  sheet during the third  quarter.  We have rebuilt our cash balance to $45 million after  investing over $34 million in the first quarter to repurchase  shares and acquire  Energy  Dynamics,
Inc.  Improvement in accounts  receivable  days  outstanding and increased  inventory  turns  contributed to record cash flow for the first nine months.

Q ...  Your cash balance is increasing.  Do you plan to pay down debt?

At the end of the third  quarter,  our debt was financed at an average of less than 2.5% while our cash was earning a higher interest rate. As a result,  we are not paying down debt at this time;  however,  our strong cash position would allow us to if this situation changes.

Q ...  Are you having success with new products?

We are seeing good results with new products,  especially  large motors,  drives and generators.  During the fourth quarter,  we will complete an order for two 1600 horsepower  motors and drives,  the largest we have ever produced, as well as a single order for six 2000 kilowatt generators.

Q ...  What effect did the Northeast power outage have on your generator business?

Since  August 14, we have seen an increase in  quotation  requests  for standby  generators.  The  Northeast  power outage and  Hurricane  Isabel  highlight the  importance of standby  power.  During the quarter,  generator  sales, currently  5% of total  sales,  were up 33%,  and we expect  them to  increase  by more than 50%  during the fourth quarter.  The renewed  focus on aging power grids and  increasing  electricity  costs has also raised  awareness of high-efficiency  motors.  Many customers  understand that by using  high-efficiency  motors,  they can consume less electricity and better control their costs.

Q ...How are International Sales?

For the  third  quarter,  international  sales  were up 8.2%,  and for the  year  they  are up 5.6%  with  improved operating results.

Q ...Do you see any signs that business is improving?

Incoming orders for September showed slight improvement over last year and the previous month.

This document  contains  statements  that are  forward-looking,  i.e. not  historical  facts.  The  forward-looking statements  (generally  identified  by words or phrases  indicating  a  projection  or future  expectation  such as
"outlook",  "optimistic",  "trends",  "expect(s) ",   "assuming",   "expectations",    "forecasted",   "estimates",
"expected")  are  based  on the  Company's  current  expectations  and  some of  them  are  subject  to  risks  and uncertainties.  Accordingly,  you are cautioned  that any such forward  looking  statements  are not  guarantees of future  performance and involve risks and  uncertainties,  and that actual results may differ materially from those projected  in the forward  looking  statements  as a result of various  factors.  The factors that might cause such differences  include,  among others, the following:  (i) changes in economic  conditions,  (ii) developments or new initiatives by our  competitors in the markets in which we compete,  (iii)  fluctuations in the costs of select raw materials,  (iv) the  success in  increasing  sales and  maintaining  or  improving  the  operating  margins of the
Company,  and (v) other factors  including those identified in the Company's  filings made from  time-to-time  with the Securities and Exchange  Commission.  These  statements  should be read in conjunction  with the Company's most recent annual report (as well as the Company's  Form 10-K and other reports filed with the  Securities and Exchange
Commission) containing a discussion of the Company's business and of various factors that may affect it.

For more information contact:                               R. S. Boreham, Jr. ........................ Chairman
----------------------------
Baldor Electric Company         Phone:     479-646-4711     John A. McFarland .................. President & CEO
P O Box 2400                    Fax:       479-648-5752     Ronald E. Tucker ................... CFO & Secretary
Fort Smith, Arkansas 72902      Website:   www.baldor.com   Tracy L. Long ...... Treasurer & Assistant Secretary